STOCK OPTION AGREEMENT


            STOCK   OPTION   AGREEMENT,   dated  as  of  June  14,   1999  (this
"Agreement"), by and between PulsePoint Communications, a California corporation (the "Company"), and Unisys Corporation, a Delaware corporation ("Parent").

                                    RECITALS
                                    --------

            A. The Company and Parent have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time, the "Merger Agreement"), providing for, among other things, a business combination between Parent and the Company.

            B. As a condition and inducement to Parent's willingness to enter into the Merger Agreement, Parent has requested that the Company agree, and the Company has agreed, to grant Parent the option contemplated hereby.

            C. Capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement.

            D. This Agreement and the Merger Agreement are being entered into simultaneously.

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Company and Parent agree as follows:

            1. Grant of Option.  Subject to the terms and  conditions  set forth
               ---------------
herein, the Company hereby grants to Parent an irrevocable option (the "Option") to purchase up to 1,109,937 (as adjusted as set forth herein) fully paid and non-assessible shares (the "Option Shares") of the Company's Common Stock, no par value ("Company Stock"), at a purchase price of $6.60 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

            2. Exercise of Option.  (a) Parent may exercise the Option, in whole
               ------------------
or in part, at any time or from time to time after but only after the occurrence of any event as a result of which Parent is entitled to receive the Termination Fee pursuant to Section 8.2 of the Merger Agreement and the Merger Agreement is being or has been terminated (an "Exercise Event"); provided, however, that except as provided in the last sentence of this Section 2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of
(A) the Effective Time and (B) nine months after the first occurrence of an Exercise Event. Notwithstanding the termination of the Option, Parent shall be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option shall not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

                  (b) Notice of  Exercise.  In the event that  Parent  wishes to
                      -------------------
exercise the Option, it shall send to the Company a written notice (the date of each such notice being herein referred to as a "Notice Date") to that effect, which notice also specifies a date not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (an "Option Closing Date"); provided, however, that (i) if the closing of a purchase and sale pursuant to the Option (an "Option Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated and (ii) without limiting the foregoing, if prior notification to or approval of any regulatory authority is required in connection with such purchase, Parent and the Company shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated. Each of Parent and the Company agrees to use commercially reasonable efforts to cooperate with and provide information to the other, for the purpose of any required notice or application for approval. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The place of any Option Closing shall be at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, and the time of the Option Closing shall be 10:00 a.m. (Eastern Time) on the applicable Option Closing Date.

            3. Payment and Delivery of Certificates.  (a) At any Option Closing,
               ------------------------------------
Parent shall pay to the Company in immediately available funds by wire transfer to a bank account designated in writing by the Company an amount equal to the Purchase Price multiplied by the number of Option Shares for which the Option is being exercised; provided, that failure or refusal of the Company to designate a bank account shall not preclude Parent from exercising the Option, in whole or in part.

                  (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), the Company shall deliver to Parent a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If at the time of issuance of the Option Shares pursuant to the exercise of the Option hereunder, the Company shall have issued any share purchase rights or similar securities ("Rights") to holders of Company Stock, then each Option Share issued pursuant to such exercise shall be accompanied by a corresponding Right or new rights with terms substantially the same as and at least as favorable to Parent as those issued to other holders of Company Stock.

                  (c) Restrictive  Legend.  Certificates  for the  Option Shares
                      -------------------
delivered at any Option Closing shall have typed or printed thereon a restrictive legend which shall read substantially as follows:

                  "THE SECURITIES  REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,  AND MAY


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            BE REOFFERED OR  SOLD  ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM
            SUCH REGISTRATION IS AVAILABLE."

It is understood and agreed that the foregoing legend shall be removed by delivery of substitute certificate(s) without such legend upon the sale of the Option Shares pursuant to a registered public offering or Rule 144 under the Securities Act or any other sale as a result of which such legend is no longer required.

            4. Adjustment upon Changes in Capitalization,  Etc. (a) In the event
               -----------------------------------------------
of any change in Company Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Parent shall receive upon exercise of the Option the number and class of shares or other securities or property that Parent would have received in respect of Company Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

                  (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that the Company enters into an agreement (i) to consolidate with or merge into any person, other than Parent or one of its subsidiaries, and the Company shall not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Parent or one of its subsidiaries, to merge into or consolidate with the Company and the Company shall be the continuing or surviving corporation, but in connection with such merger or consolidation, the shares of Company Stock outstanding immediately prior to the consummation of such merger or consolidation shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or the shares of Company Stock outstanding immediately prior to the consummation of such merger or consolidation shall, after such merger or consolidation, represent less than 50% of the outstanding voting securities of the merged or consolidated company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Parent or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities, cash or property that Parent would have received in respect of Company Stock if the Option had been exercised immediately prior to such consolidation, merger, sale or transfer, or the record date therefor, as applicable.

                  (c) If, prior to the termination of the Option in accordance with Section 2, the Company enters into any agreement (x) pursuant to which all outstanding shares of Company Stock are to be purchased for, or converted into the right to receive in whole or in part (other than in respect of fractional shares) cash or (y) with respect to any transaction described in clauses (i),
(ii) and (iii) of paragraph (b) (each of (x) and (y), a "Transaction"), and, in the case of each of clauses (x) and (y), the Option is then exercisable, the Company covenants that proper provision


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


shall be made in such agreement to provide that, if the Option shall not theretofore have been exercised, then upon the consummation of the Transaction (which in the case of a Transaction involving a tender offer shall be when shares of Company Stock are accepted for payment), Parent shall have the right, at its election, by not less than two business days' prior written notice to the Company, to receive in exchange for the cancellation of the Option an amount in cash equal to the Spread. For purposes of this Agreement, the term "Spread" means the number of Option Shares multiplied by the excess of (A) the higher of the closing sales price per share of Company Stock on the principal securities exchange or quotation system on which the Company Stock is then listed or traded, as reported by The Wall Street Journal, on the day (i) the average of
                        ------------------------
the closing prices of the shares of Company Stock as reported by The Wall Street
                                                                 ---------------
Journal over the ten-trading day period beginning on the trading day immediately
-------
following the announcement of such agreement or (ii) the average of the closing prices of the shares of Company Stock as reported by The Wall Street Journal
                                                       -------------------------
over the ten-trading day period ending on the trading day immediately prior to the consummation of such Transaction, over (B) the Purchase Price. Notwithstanding the foregoing, the amount of the Spread, when added to any Termination Fee paid or payable to Parent, shall not exceed $4 million.

                  (d) Following exercise of the Option by Parent, in the event that Parent sells, pledges or otherwise disposes of (including, without limitation, by merger or exchange) any of the Option Shares (a "Sale"), then:

                        (i) any Termination Fee due and payable by the Company following such time shall be reduced by an amount, if any, equal to the excess of (1) the total of (A) the Termination Fee and (B) the excess of (w) the aggregate amounts received (whether in cash, securities or otherwise) by Parent in all such Sales, over (x) the aggregate Purchase Price of the Option Shares sold in such Sales (such excess in this sub-clause (B) being the "Offset Amounts") over (2) $4 million; and
                        (ii)  if  the   Company   has  paid  to   Parent   the
Termination Fee prior to the Sale, then Parent shall immediately remit to the Company, as additional Purchase Price for the Option Shares, the excess, if any, of (y) the total of the Termination Fee and the Offset Amounts of all Sales over
(z) $4 million.

                  (e) Notwithstanding anything to the contrary in this Agreement or the Merger Agreement, in no event shall the aggregate of any Termination Fee, all Offset Amounts and the Spread exceed $4 million.

            5. Covenants of the Company and Parent.  (a) The Company  covenants
               -----------------------------------
(i) to maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Company Stock so that the Option may be fully exercised without additional authorization of Company Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Company Stock; (ii) not to seek to avoid the observance or performance of any of the covenants, agreements or conditions to be observed or performed hereunder by the Company and not to take any action which would cause any of its representations or warranties not to be true; and
(iii) not to engage in any  action or omit to take

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


any action which would have the effect of preventing or disabling the Company from delivering the Option Shares to Parent upon exercise of the Option or otherwise performing its obligations under this Agreement.


               (b) Parent covenants not to sell, assign, transfer or otherwise dispose of the Option, any part thereof, or any of its other rights hereunder to any third party without the prior written consent of the Company which consent shall not be unreasonably withheld or delayed. Parent may offer or sell Option Shares only pursuant to a registration under the Securities Act or an exemption therefrom.

            6. Listing.  If Company Stock or any other securities to be acquired
               -------
upon exercise of the Option are then listed on the Nasdaq Stock Market (or any other national securities exchange or national securities quotation system), the Company, upon the request of Parent, shall promptly file an application to list the shares of Company Stock or other securities to be acquired upon exercise of the Option on the Nasdaq Stock Market (and any such other national securities exchange or national securities quotation system) and shall use reasonable best efforts to obtain approval of such listing as promptly as practicable.

            7. Loss or  Mutilation.  Upon  receipt by the  Company  of  evidence
               -------------------
reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company shall execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

            8. Registration Rights. The Company shall, if requested by Parent at
               -------------------
any time and from time to time within two years after the date of first exercise of the Option, as expeditiously as possible prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all securities that have been acquired by exercise by Parent of the Option, in accordance with the intended method of sale or other disposition stated by Parent, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision; and the Company shall use commercially reasonable efforts to qualify such securities under any applicable state securities laws. Parent agrees to use reasonable best efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis. The Company shall use reasonable best efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 90 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Company to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 calendar days in the aggregate with respect to any registration statement if the Board of Directors of the Company shall have determined that the filing of such registration statement or


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


the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the Company or would interfere with a planned merger, sale of material assets, recapitalization or other significant corporate action (other than the issuance of equity securities). Any registration statement prepared and filed under this Section, and any sale covered thereby, shall be at the Company's expense except for underwriting discounts or commissions and brokers' fees, which shall be borne solely by Parent. Parent shall provide in writing all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section, the Company effects a registration under the Securities Act of the Company's equity securities for its own account or for any other of its stockholders (other than on Form S-4 or Form S-8, or any successor form), it shall allow Parent the right to participate in such registration; provided that, if the managing underwriters of such offering advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering on a commercially reasonable basis, priority shall be given to the securities intended to be included therein by the Company for its own account and, thereafter, the Company shall include the securities requested to be included therein by Parent pro rata with the securities intended to be included therein by other stockholders of the Company. In connection with any registration pursuant to this Section, Parent and the Company shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

            9. Miscellaneous.
               -------------

                  (a) Fees and  Expenses.  Except as  otherwise  provided in the
                      ------------------
Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

                  (b) Amendment.  This Agreement may not be amended except by an
                      ---------
instrument in writing signed on behalf of each of the parties.

                  (c) GOVERNING  LAW. THIS  AGREEMENT  SHALL BE GOVERNED BY, AND
                      --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES OR PRINCIPLES.

                  (d) Notices.  All notices or other  communications  under this
                      -------
Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


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


                        If to the Company:

                        PulsePoint Communications
                        6307 Carpinteria Avenue
                        Carpinteria, California 93013
                        Attention:   General Counsel
                        Telecopy No.: (805) 566-2000

                        With a copy to:

                        Latham & Watkins
                        633 West Fifth Street, Suite 4000
                        Los Angeles, California 90071-2007
                        Attention: Paul D. Tosetti
                        Telecopy No.: (213) 891-8763

                        If to Parent:

                        Unisys Corporation
                        Unisys Way
                        Blue Bell, Pennsylvania 19424
                        Attention: General Counsel
                        Telecopy No.: (215) 986-0624

                        With a copy to:

                        Fried, Frank, Harris, Shriver & Jacobson
                        One New York Plaza
                        New York, New York 10004
                        Attention: Arthur Fleischer, Jr.
                                   Charles M. Nathan
                        Telecopy No.: (212) 859-4000

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

                  (e) Assignment;  Binding Effect; No Third Party Beneficiaries.
                      ---------------------------------------------------------
Neither this Agreement nor any of the rights, interests or obligations hereunder shall be sold, assigned, disposed of or otherwise transferred by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.


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


                  (f) Further  Assurances.  In the event of any  exercise of the
                      -------------------
Option by Parent, the Company and Parent shall execute and deliver all such documents and instruments and take all such further action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  (g) Survival.  All the Company's  representations,  warranties
                      --------
and covenants contained herein shall survive each Option Closing.

                  (h) ENFORCEMENT.  THE PARTIES  HERETO AGREE THAT  IRREPARABLE
                      ------------
DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT SUBJECT TO THE NEXT SENTENCE, THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. EACH OF THE PARTIES HERETO (I) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL
JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (II) AGREES THAT IT SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) AGREES THAT IT SHALL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN A FEDERAL COURT SITTING IN THE STATE OF NEW YORK OR A NEW YORK STATE COURT.

                  (i) Counterparts.  This  Agreement  may  be  executed  by  the
                      ------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.



                 [Remainder of Page Intentionally Left Blank]



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



            IN WITNESS WHEREOF, the Company and Parent have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                          PULSEPOINT COMMUNICATIONS

                                          By:   /s/ Mark C. Ozur
                                             ----------------------------
                                             Name:  Mark C. Ozur
                                             Title: President and C.E.O.

                                          UNISYS CORPORATION

                                          By:   /s/ Robert H. Brust
                                             ----------------------------
                                             Name:  Robert H. Brust
                                             Title: Senior Vice President and
                                                    Chief Financial Officer




[Signature Page to Stock Option Agreement]


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